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                                  EXHIBIT 24.2

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                           [NEUMAN & COBB LETTERHEAD]



                               September 22, 1995



American Educational Products, Inc.
3101 Iris Avenue, Suite 215
Boulder, Colorado  80301

     Re:  S.E.C. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

     We hereby consent to the inclusion of our opinion regarding the legality of the securities being registered by the Registration Statement to be filed with the United Stated Securities and Exchange Commission, Washington, D.C., pursuant to the Securities Act of 1933, as amended, by American Educational Products, Inc., a Colorado corporation, in connection with its offering of up to 250,000 shares of its Common Stock, as proposed and more fully described in such Registration Statement.


     We further consent to the reference in such Registration Statement to our having given such opinions.

                                   Sincerely,

                                   /s/ Nathan L. Stone

                                   Nathan L. Stone

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